UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 9, 2015

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Splunk Inc. (the “Company”) issued a press release on July 9, 2015 announcing the transaction with Caspida (described below). The press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On July 9, 2015, the Company entered into an agreement and plan of merger with Caspida, Inc., a Delaware corporation (“Caspida”), and certain other parties.  Pursuant to such agreement, the Company acquired all outstanding shares of Caspida and paid to the former security holders of Caspida merger consideration with an aggregate value of approximately $190 million, including approximately $127 million in cash.  The remaining approximately $63 million of merger consideration was paid through the issuance of an aggregate of 893,882 shares of Company securities, comprised of unregistered restricted shares of Company common stock, Company restricted stock units and options to purchase shares of Company common stock.  The restricted stock units and options were issued under the Company’s 2012 Equity Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press release, dated July 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

By:	/s/David F. Conte
David F. Conte
Senior Vice President and Chief Financial Officer

Date: July 9, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 9, 2015